Exhibit 14(b)

CONSENT OF DECHERT LLP

We consent to the filing of our tax opinions as exhibits to the Registration Statement on Form N-14 of John Hancock Variable Insurance Trust to be filed with the Securities and Exchange Commission on or about January 19, 2016 and to the references made to our Firm therein and in any amendments thereto.

/s/ Dechert LLP
Dechert LLP

One International Place, 40th Floor

100 Oliver Street

Boston, Massachusetts 02110

January 19, 2016